                                                                   EXHIBIT 11.2

                            PREFERRED NETWORKS, INC.

                 COMPUTATION OF HISTORICAL NET LOSS PER SHARE



                                                           Three Months         Three Months
                                                               Ended               Ended
                                                           June 30, 1996        June 30, 1995
                                                          --------------       --------------

Primary and fully diluted:
    Weighted average common stock outstanding during
        the period .....................................      14,417,732          4,138,496
    Effect of Common Stock equivalents issued subsequent
        to December 18, 1994 computed in accordance
        with the treasury stock method as required
        by the SEC(1)...................................           --             5,019,913
                                                            ------------         ----------

            Total ......................................      14,417,732          9,158,409
                                                            ============         ==========

Net loss ...............................................    $ (1,477,928)        $ (521,707)
Less:  Accretion of Series A and Series B Redeemable
    Convertible Preferred Stock ........................           --                (7,342)
Less: Series B Redeemable Convertible Preferred Stock
    dividend requirements ..............................           --               (49,014)
                                                            ------------         ----------
Net loss attributable to Common Stock and Common
    Stock equivalents ..................................    $ (1,477,928)        $ (578,063)
                                                            ============         ==========

Historical net loss per share of Common Stock ..........    $       (.10)        $     (.06)
                                                            ============         ==========


                                                            Six Months           Six Months
                                                               Ended               Ended
                                                           June 30, 1996        June 30, 1995
                                                          --------------       --------------

Primary and fully diluted:
    Weighted average common stock outstanding during
        the period .....................................      10,969,325          4,138,496
    Effect of Common Stock equivalents issued subsequent
        to December 18, 1994 computed in accordance
        with the treasury stock method as required
        by the SEC(1)...................................       1,710,506          5,019,913
                                                            ------------        -----------

            Total ......................................      12,679,831          9,158,409
                                                            ============        ===========

Net loss ...............................................    $ (2,978,688)       $(1,028,497)
Less:  Accretion of Series A and Series B Redeemable
    Convertible Preferred Stock(2)......................        (202,235)            (7,342)
Less: Series B Redeemable Convertible Preferred Stock
    dividend requirements ..............................        (353,651)           (49,014)
                                                            ------------        -----------
Net loss attributable to Common Stock and Common
    Stock equivalents ..................................    $ (3,534,574)       $(1,084,853)
                                                            ============        ===========

Historical net loss per share of Common Stock ..........    $       (.28)       $      (.12)
                                                            ============        ===========


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(1)  Pursuant to Securities and Exchange Commission Staff Accounting Bulletin
     No. 83, Common Stock equivalents (including a portion of Series A Redeemable Convertible Preferred Stock and all of Series B Redeemable Convertible Preferred Stock) issued at prices equal to or below the initial public offering price per share ("cheap stock") during the twelve month period immediately preceding the initial filing date of the Company's Registration Statement for its public offering have been included as outstanding for all periods presented prior to the initial public offering.

(2) Amount represents the portion of the accretion related to Series A Redeemable Convertible Preferred Stock not treated as cheap stock.